UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2024

ATLAS LITHIUM CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-41552	39-2078861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Rua Antonio de Albuquerque, 156 – 17th Floor

Belo Horizonte, Minas Gerais, Brazil, 30.112-010

(Address of principal executive offices, including zip code)

(833) 661-7900

(Registrant’s telephone number, including area code)

Not applicable

(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	ATLX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On August 16, 2024, Atlas Lithium Corporation (the “Company” or “Atlas Lithium”) and RTEK International DMCC (“RTEK”) entered into the second Amended and Restated Technical Services Agreement (the “Amended RTEK Agreement”) which modified certain aspects of the Amended and Restated RTEK Agreement dated March 31, 2024. RTEK is a consulting firm that advises lithium explorers, developers, and producers. The Company’s engagement of RTEK as its consultant to provide services under now the Amended RTEK Agreement is enabling the Company to finalize, assemble, deploy, and commission its Working DMS Plant (as such term is defined in the Amended RTEK Agreement, and referred to herein as the “Plant”) in a cost-effective method. As a result, personnel affiliated with RTEK who worked at the Company as salaried employees, officers, and in other capacities, will separate and no longer be employed by the Company, and will continue to provide services to the Company as RTEK consultants, compensated through RTEK. While this new arrangement entails a reduction in current cash expenses for the Company, RTEK will receive additional incentive compensation in the form of restricted shares of the Company’s common stock related to achievement of specific performance targets as outlined below.

A number of managerial and compensatory provisions in the Amended RTEK Agreement have been amended to provide for the following (the list below is not exhaustive):

i)	Both parties have agreed to revise and amend the Stage Two Budget, as per the terms of the revised Appendix 2 of the Amended RTEK Agreement and further agreed to updated terms of services with respect to the Phase Two Services (as such services are described in the Amended RTEK Agreement);

ii)	The formation of an operations committee whose members will be Mr. Brian Talbot, RTEK principal, and three technical employees of the Company (the “Operations Committee”) which shall meet weekly to ensure that the Company is progressing towards its operational goals of an installed Plant and its production of lithium concentrate. The Operations Committee shall have the power to adjust the timing of, but not increase the budget for contracted RTEK services under the Amended RTEK Agreement in connection with the Phase Two Services, as also outlined in Appendix I Part II of the Amended RTEK Agreement, and as consideration for RTEK’s performance and achievement of enumerated milestones, the Company shall provide RTEK with additional stock-based incentive compensation as follows:

a.	issuance of restricted shares of the Company’s common stock equivalent to $1,000,000 upon delivery of certain containers with approximately 90% of the parts of the Company’s Plant;

b.	issuance of restricted shares of the Company’s common equivalent to $500,000 when the vessel with the remaining items of the Company’s Plant arrives at the port in Brazil;

c.	issuance of restricted shares of the Company’s common equivalent to $1,000,000 when conditions b. and c. above are met by certain deadlines and RTEK formally delivers to the Company a properly reviewed version of the Plant’s manuals and instructions prepared by an engineering company;

d.	issuance of up restricted shares of the Company’s common equivalent to up to $2,500,000 when the Company receives pre-payments for its lithium products in the amount of $40,000,000; and

e.	issuance of restricted shares of the Company’s common stock with a value equivalent to the lesser of: i) $2,500,000 or ii) 6.25% of any amounts actually received from other pre-payments for production, provided that: a) RTEK made such introduction(s), and worked towards completion of any such agreement(s), and b) any such agreements are not from excepted sources.

Any such incentive compensation to RTEK is only in the form of restricted shares of the Company’s common stock, and with respect to items (a) through (e) above under no circumstances such compensation shall exceed $5,000,000 in aggregate value.

The foregoing description is only a summary and is qualified in its entirety by reference to the Amended RTEK Agreement that is included in this Current Report on Form 8-K as an exhibit and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Resignation of Director and Chief Operating Officer

On August 16, 2024, Brian Talbot resigned as a director and Chief Operating Officer of the Company. Mr. Talbot is a principal of RTEK and his departure is related to the adoption of the Amended RTEK Agreement and his need to dedicate more time to the business of RTEK on lithium projects outside of Brazil for which being a director and officer of the Company presented a conflict of interest. Under the terms of the Amended RTEK Agreement, Mr. Talbot will be a member of the Operations Committee established under the terms of the Amended RTEK Agreement, as discussed in Item 1.01 above.

As disclosed in the Company’s Current Report on Form 8-K filed March 25, 2024, in connection with his appointment as director of the Company, Mr. Talbot received 10,000 time-based restricted stock units (“RSUs”) subject to vesting monthly in six equal installments. As of the date of his resignation, Mr. Talbot had vested on 7,500 RSU shares and in connection with his resignation, 500 RSU shares have been accelerated, for a total number of 8,000 RSU shares.

Appointment of New Director

The Company’s board of Directors (the “Board”) approved the appointment of Rodrigo Nazareth Menck, age 49, as a Director, to fill the vacancy created by the resignation of Mr. Talbot. Mr. Menck’s appointment is effective on August 16, 2024.

From September 2023 until now, Mr. Menck has been an advisor to the Company covering a range of topics including operational readiness and interface with institutional investors. Previously, from January 2023 to July 2023, Mr. Menck was the Chief Financial Officer of Sigma Lithium Corporation, a Canadian publicly listed company with lithium projects in Brazil in the same mineral district as those of Atlas Lithium. During his tenure at Sigma Lithium, he successfully contributed to listing its BDR (Brazilian Depository Receipts) at B3, the local Brazilian stock exchange. He also worked in structuring the financial area to its first PCAOB audit review.

Between February 2019 and July 2022, Mr. Menck held the position of Senior Vice President of Finance & Group CFO at Nexa Resources SA, a NYSE & TSX listed company, controller by traditional Brazilian group Votorantim. Prior to that, he was the Global Treasurer at Nexa Resources from April 2016 to January 2019, responsible for the debt restructuring of the company, as well as acting as PMO for its IPO process, which was successfully concluded in October 2017.

From January 2011 to March 2016, Mr. Menck was an Investment Director at the Odebrecht group in Brazil, responsible for the structuring of project finance transactions of road concessions throughout Latin American, especially in Peru, Colombia and Panama. He was also responsible for the structuring of MLA (Multilateral Agencies) financing for landmark public constructions in countries such as Argentina, Paraguay and the Dominican Republic.

From May 2008 to January 2011 Mr. Menck held positions at Braskem SA, a large Brazilian petrochemical company, initially as Debt Manager, from May 2008 to May 2010, and then as Corporate Finance & Shared Services Director, during which was responsible for several capital market transactions, such as bond issuances, local securitization funds structuring and day-to-day debt restructuring.

Prior to that, from January 1996 to May 2008, Mr. Menck had a 12-year career in several Brazilian and international banks based in Brazil, such as BankBoston, Banco Francês e Brasileiro, WestLB, Citibank and BNP Paribas, holding several different positions such as Trader, Trade Finance Manager, Securitization Officer, Product Manager, DCM & Export Finance Structurer and Relationship Manager, while covering a variety of clients in a diverse range of segments in Brazil.

He has a degree in Business Administration, and a MBA in Economics of the Financial Sector, both from the University of São Paulo in Brazil. Mr. Menck is fluent in Portuguese, English and Spanish and is a Certified CFO by the Brazilian Institute of Financial Executives in Brazil.

In connection with Mr. Menck’s appointment as Director, the Compensation Committee of the Board recommended, and the Board subsequently approved, compensation to Mr. Menck consisting of 10,000 time-based restricted stock units (“RSUs”), which shall vest monthly in six equal installments, beginning September 1, 2024, which will be granted pursuant to the Company’s 2023 Stock Incentive Plan. Mr. Menck shall continue to receive $15,000 monthly compensation in his current role as an Advisor to the Company.

Except as disclosed herein, there are no other arrangements or understandings between Mr. Menck and any other person pursuant to which he was selected as a director, and Mr. Menck is not a participant in any other related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Mr. Menck and any director or officer of the Company.

Item 8.01. Other Items

On August 16, 2024, the hydrographic basin committee of the state of Minas Gerais water regulatory authority voted unanimously to approve certain technical aspects of the Company’s Neves Project, an important step towards permitting of the project.

For the past few weeks, technical personnel from RTEK have been in South Africa, coordinating efforts to package the completed parts of the Company’s Plant and to finalize fabrication of the remaining components. The DMS modules of the Plant have successfully undergone trial assembly in South Africa, as previously announced. Some of the remaining parts in near-final stages of fabrication are effluent components, recently modified to improve water efficiency, as well as conveyors. A facility specializing in freight forwarding and project logistics has packaged 48 containers, with the total container count expected to reach over 100 before a chartered vessel departs from the port of Durban, South Africa, for the port of Santos in Brazil. More details are presented in a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Forward Looking Statements

This current report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements are based upon the current plans, estimates and projections of Atlas Lithium and its subsidiaries and are subject to inherent risks and uncertainties which could cause actual results to differ from the forward- looking statements. Such statements include, among others, those concerning market and industry segment growth and demand and acceptance of new and existing products; any projections of production, deposits, reserves, sales, earnings, revenue, margins or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic conditions or performance; uncertainties related to the lithium market and conducting business in Brazil, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. Therefore, you should not place undue reliance on these forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: results from ongoing geotechnical analysis of projects; ability to receive the necessary permits from the Brazilian regulators; business conditions in Brazil; general economic conditions, geopolitical events, and regulatory changes; availability of capital; Atlas Lithium’s ability to maintain its competitive position; manipulative attempts by short sellers to drive down our stock price; and dependence on key management.

Additional risks related to the Company and its subsidiaries are more fully discussed in the section entitled “Risk Factors” in the Company’s Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 27, 2024. Please also refer to the Company’s other filings with the SEC, all of which are available at www.sec.gov. In addition, any forward-looking statements represent the Company’s views only as of today and should not be relied upon as representing its views as of any subsequent date. The Company explicitly disclaims any obligation to update any forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated RTEK Agreement dated August 16, 2024
99.1	Press release dated August 22, 2024
104	Cover Page Interactive Data File (embedded with the Inline XRBL document)

† Certain portions of Exhibit 10.1 have been omitted in accordance with Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to furnish on a supplemental basis an unredacted copy of the exhibit and its materiality and privacy or confidentiality analyses to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS LITHIUM CORPORATION

Dated: August 22, 2024	By:	/s/ Marc Fogassa
	Name:	Marc Fogassa
	Title:	Chief Executive Officer